UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2014, EnerJex Resources, Inc., a Nevada corporation, closed the Lease Purchase Agreement, effective as of March 31, 2014, with Venado Operating Company, LLC (“Buyer”), whereby Buyer purchased our interests in approximately 2,250 gross acres comprising our Lonesome Dove Project in Lee County, Texas, for (i) $450,000 in cash, and (ii) the right to receive an average overriding royalty interest of approximately 2.4% in the acreage.

The description herein of the Agreement is qualified in its entirety, and the terms are incorporated herein, by reference to the Agreement, the form of which is filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K (concerning the sale of interests in the Lonesome Dove Project) is incorporated into this Item 1.02 by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

10.1 Lease Purchase Agreement dated March 31, 2014.

99.1 Press Release dated April 10, 2014.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: April 10, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President